Exhibit 99.1

PTAB Rejects Juniper’s Attempt to Invalidate Claim 1 of Finjan’s ‘154 Patent

Decision Precedes Hearing on Finjan’s Summary Judgment Motion Regarding Infringement by Juniper in District Court

East Palo Alto, CA – April 1, 2019 – Finjan Holdings, Inc. (NASDAQ: FNJN), and its subsidiary Finjan, Inc. (“Finjan”), announced that on March 25, 2019, the United States Patent & Trademark Office’s (“USPTO”) Patent Trial and Appeal Board (“PTAB”) entered a Decision Denying Institution of Inter Partes Review (“IPR”) against Juniper Networks, Inc. ( “Juniper”). In its petition, Case IPR2019-00031, Juniper sought to invalidate Claim 1 of Finjan’s U.S. Patent No. 8,141,154 (“the ‘154 Patent”). In denying institution of the IPR under 35 U.S.C § 314(a), the PTAB relied on its, and the Court of Appeals for the Federal Circuit’s, prior claim construction, and determined that Juniper failed to establish a reasonable likelihood that Claim 1 is unpatentable in light of asserted prior art.
“The timing of the PTAB’s decision on the ‘154 is ideal, as it is also the subject of Finjan’s Second Motion for Early Summary Judgment Regarding Infringement of Claim 1 of the ‘154 Patent. This is pending in the U.S. District Court for the Northern District of California (Case No. 3:17-cv-05659-WHA), and should streamline the summary judgment issues,” said Julie Mar-Spinola, CIPO of Finjan Holdings.
The ‘154 Patent is also asserted against Palo Alto Networks, Bitdefender, Cisco, SonicWall, Check Point, Rapid7, and Qualys.

The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

About Finjan Holdings, Inc.
Established 20 years ago, Finjan Holdings, Inc. is a globally recognized pioneer in cybersecurity. Finjan, Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' strategic initiatives to achieve future growth and deliver value to shareholders ; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018 and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com